Exhibit 99.01

AMENDMENT AND
TERMINATION

OF

AGREEMENT AND PLAN OF REORGANIZATION

          THIS AMENDMENT (this “Amendment”) to the October 31, 2005 Agreement and Plan of Reorganization (the “Agreement”) by and between Softnet Technology Corp. (“Acquirer”) and Inspara, Inc. (“Target”) is entered into this 11th day of January 2006, by and between Acquirer and Target.  All terms not defined herein shall have the meanings given to such terms in the Agreement.

A.       On October 31, 2005, Target and Acquirer entered into the Agreement, pursuant to which the parties intended Target to merger with and into Acquirer.

B.       The parties desire to terminate the Agreement at this time.

          NOW THEREFORE, in consideration of the mutual obligations set forth herein, the parties hereto agree as follows:

          1.      Pursuant to Section 9.1.1 of the Agreement, the parties hereby mutually agree to terminate the Agreement.  Except as provided otherwise therein, the Agreement shall be of no further force or effect.

“Acquirer”		“Target”
SoftNet Technology Corp.		Inspara, Inc.
By:	/s/ James M. Farinella	By:	/s/ Kevin Holt
Its:	President & C.E.O.	Its	Chairman & C.E.O.